Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13(d)-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13G and to all amendments to such statement.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement on February 13, 2014.

CISCO SYSTEMS INTERNATIONAL B.V.

By:	/s/ Ulrika Carlsson
Ulrika Carlsson
Director

CISCO SYSTEMS NETHERLANDS HOLDINGS B.V.

By:	/s/ Ulrika Carlsson
Ulrika Carlsson
Director

CISCO SYSTEMS INTERNATIONAL SARL

By:	/s/ Petra Lindner
Petra Lindner
Director

By:	/s/ Lolkje Boersma
Lolkje Boersma
Director

CISCO SYSTEMS GLOBAL HOLDINGS LTD.

By:	/s/ Petra Lindner
Petra Lindner
Director

By:	/s/ Lolkje Boersma
Lolkje Boersma
Director

CISCO WORLDWIDE HOLDINGS LTD.

By:	/s/ Petra Lindner
Petra Lindner
Director

By:	/s/ Lolkje Boersma
Lolkje Boersma
Director

CISCO TECHNOLOGY, INC.

By:	/s/ Evan Sloves
Evan Sloves
President

CISCO SYSTEMS, INC.

By:	/s/ Mark Chandler
Mark Chandler
Senior Vice President, Legal Services, General Counsel and Secretary, and Chief Compliance Officer